Exhibit 3(b)(i)


                            AMENDED BUSINESS CERTIFICATE


              The undersigned hereby certify that a certificate of business under the assumed name

                             60 EAST 42ND ST. ASSOCIATES

         for the conduct of business at 60 East 42nd Street, New York, New York, was filed in the office of the County Clerk New York County, State of New York, on the 30th day of September, 1958, under index number 8453/58B; that the last amended certificate was filed on the 10th day of June, 1996 in the office of said County Clerk under index number 8453/58B.

              It is hereby further certified that this amended certificate is made for the purposes of more accurately setting forth the facts recited in the original certificate or the last amended certificate and to set forth the following changes in such facts;*

         DONALD A. BETTEX, residing at 700 Park Avenue, New York, New York 10021, has resigned as a member of 60 East 42nd St. Associates.

         RALPH W. FELSTEN, residing at 300 East 54th Street, New York, New York 10022, has resigned as a member of 60 East 42nd St.
         Associates.

         The members of 60 East 42nd St. Associates now consist of:

         Stanley Katzman, Thomas N. Keltner, Jr., John L. Loehr, Peter L. Malkin and Richard A. Shapiro.


              In Witness Whereof, the undersigned have as of the 15th day of June, 1997 made and signed this certificate.


         s/s Donald A. Bettex               s/s Thomas N. Keltner, Jr.
             DONALD A. BETTEX                   THOMAS N. KELTNER, JR.

         s/s Ralph W. Felsten
             RALPH W. FELSTEN















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         State of New York, County of New York       ss.:


              On this 27th day of September, 1997 before me personally appeared DONALD A. BETTEX, RALPH W. FELSTEN and THOMAS N. KELTNER, JR., to me known and known to me to be the individuals described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.



                                            s/s Notary Public
                                                Notary Public













































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